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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-6 (Registration Statement No. 333-71677) of our report dated February 10, 2000, except for Note 18(b), as to which the date is March 27, 2000 and Note 23(c), as to which the date is March 8, 2000, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

December 15, 2000